EXHIBIT 99

HOME PROPERTIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
FIRST QUARTER 2010

FOR IMMEDIATE RELEASE

HOME PROPERTIES REPORTS
FIRST QUARTER 2010 RESULTS
FFO Per Share Exceeds Guidance Midpoint by $0.03

ROCHESTER, NY, MAY 6, 2010 – Home Properties (NYSE:HME) today released financial results for the first quarter ending March 31, 2010.  All results are reported on a diluted basis.

“We are encouraged by better-than-expected first quarter results as we enter the peak leasing season,” said Edward J. Pettinella, Home Properties President and CEO.  “First quarter occupancy was strong, move-outs were at a record low and we now are becoming more aggressive on increasing rental rates.  Our acquisition of two properties in April, coupled with strong operating results, contributes to our optimism that the business environment is improving.”

Earnings per share ("EPS") for the quarter ended March 31, 2010 was $0.07, compared to $0.33 for the quarter ended March 31, 2009.  The $0.26 decrease in EPS is primarily attributable to the $0.30 per share gain on disposition of three properties that were sold in the first quarter of 2009 for a gain of $13.5 million.  There were no dispositions in the first quarter of 2010.

For the quarter ended March 31, 2010, Funds From Operations ("FFO") was $33.2 million, or $0.71 per share, compared to $35.9 million, or $0.79 per share, for the quarter ended March 31, 2009, and equates to an 11% decrease from the prior year.  First quarter 2010 FFO of $0.71 per share included $0.05 in costs related to record severe storms that increased snow removal costs ($0.037) and insurance costs from flooding ($0.013) in the Company’s

Mid-Atlantic and Boston area markets, respectively.  Excluding these unusual costs, FFO per share would have been $0.76 or a 4.7% decrease compared to 2009 results for the same period.  FFO of $0.71 for the 2010 first quarter was $0.03 above the midpoint of management’s guidance range, which already included $0.02 for storm-related expenses.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

First Quarter Operating Results

For the first quarter of 2010, same-property comparisons (for 105 "Core" properties containing 35,798 apartment units owned since January 1, 2009) reflected a decrease in total revenues of 0.5% compared to the same quarter a year ago.  Net operating income ("NOI") decreased by 1.7% from the first quarter of 2009.  Excluding unusual weather-related expenses of $0.05 per share, NOI would have increased by 1.6%.  Property level operating expenses increased by 1.0% compared to the prior year quarter, primarily due to increases in property insurance and snow removal costs, which were partially offset by decreases in electricity, natural gas heating costs and repairs and maintenance.

Home Properties Reports First Quarter 2010 Results
For Immediate Release:  May 6, 2010

Average physical occupancy for the Core properties was 94.8% during the first quarter of 2010, up from 94.3% during the first quarter of 2009.  Average monthly rental rates of $1,126 represent a 1.5% decrease compared to the year-ago period.

On a sequential basis, compared to the 2009 fourth quarter results for the Core properties, total revenues increased 1.2% in the first quarter of 2010, expenses were up 8.6% and net operating income decreased 4.1%.  Average physical occupancy decreased 0.2% to 94.8%.  The sequential expense growth can be attributed to the typical seasonality of higher gas heating and snow removal costs incurred in the first quarter.

Physical occupancy for the 114 net apartment units developed between January 1, 2009 and March 31, 2010 (the “Recently Acquired Communities”) averaged 11.3% during the first quarter of 2010, at average monthly rents of $1,846.  This is solely the result of initial lease-up activity at 1200 East West Highway, which opened its doors to new residents in March 2010.  See additional information below in the development section.

Acquisitions/Dispositions

There were no acquisitions or dispositions during the first quarter of 2010.

As previously reported, subsequent to the end of the first quarter, on April 1, 2010, the Company purchased two properties with a total of 318 units in the Baltimore region for a combined $23.7 million.  Closing costs of $0.23 million will be expensed and included in general and administrative expenses in the second quarter of 2010.

Development

The Company has two projects currently under construction, 1200 East West Highway and The Courts at Huntington Station.  1200 East West Highway is in Silver Spring, Maryland and construction is expected to be completed during the second quarter of 2010.  As of April 30, 2010, 44 of the 209 units available to rent are occupied and another 47 units are pre-leased.

The Courts at Huntington Station is in Alexandria, Virginia, and construction of the 202 units in Phase I is expected to be completed during the second quarter of 2010.  Initial occupancy is expected in May, 2010 and the lease-up period is projected to last eleven months.  Construction on Phase II (219 units) has commenced and is scheduled to be complete in the second quarter of 2011, reaching stabilized occupancy a year later.

Capital Markets Activities

As of March 31, 2010, the Company’s ratio of debt-to-total market capitalization was 50.4% (based on a March 31, 2010 stock price of $46.80 to determine equity value), with $11 million outstanding on its $175 million revolving credit facility and $9 million of unrestricted cash on hand.  Total debt of $2.3 billion was outstanding, at rates of interest averaging 5.5% and with staggered maturities averaging approximately six years.  Approximately 89% of total indebtedness is at fixed rates.  Interest coverage for the quarter averaged 2.1 times, and the fixed charge ratio averaged 1.9 times.

Home Properties Reports First Quarter 2010 Results
For Immediate Release:  May 6, 2010

The Company did not repurchase any of its common shares during the first quarter.  As of March 31, 2010, the Company has Board authorization to buy back up to approximately 2.3 million additional shares of its common stock or Operating Partnership Units.

The Company has an At-The-Market (“ATM”) equity offering program through which it may sell up to 3.7 million common shares, not to exceed $150 million of gross proceeds.  During the first quarter, 1,285,700 shares were issued at an average price of $46.74 generating net proceeds of $59 million, including 169,600 shares that generated $8 million of net proceeds from the first few days of January, 2010, which previously had been reported.  Subsequent to the end of the quarter, the settlement of pending trades at March 31, 2010 resulted in an additional 155,900 shares issued at an average price of $46.92 generating net proceeds of $7 million.  Since inception, 2,313,200 shares have been issued at an average price of $46.36 generating gross proceeds of $107 million and net proceeds of $105 million, including pending trades.

Outlook

For 2010, the Company has increased the midpoint of its prior guidance to $2.90 while tightening the range of FFO per share to $2.81 to $2.99 from $2.75 to $2.99.  This guidance range reflects management’s current assessment of economic and market conditions.

The quarterly breakdown for the balance of 2010 guidance on FFO per share results remains unchanged and is as follows:  Second quarter $0.68 to $0.74; third quarter $0.72 to $0.78; fourth quarter $0.70 to $0.76.

Dividend Declared

The Company announced a regular cash dividend on the Company’s common shares of $0.58 per share for the quarter ended March 31, 2010.  The dividend is payable on May 27, 2010 to shareholders of record on May 17, 2010 and is equivalent to an annualized rate of $2.32 per share.  The current annual dividend represents a 4.6% yield based on yesterday's closing price of $50.10.  Home Properties’ common stock will begin trading ex-dividend on May 13, 2010.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, market geographic breakdown, debt and new development.  The supplemental information is available via the Company's Web site through the "Investors" section, e-mail or facsimile upon request.

First Quarter 2010 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:15 AM ET to review and comment on the information reported in this release.  To listen to the call, please dial 800-758-5606 (International 212-231-2906).  An audio replay of the call will be available through May 13, 2010, by dialing 800-633-8284 or 402-977-9140 and entering the passcode 21442491.  The Company webcast, which includes audio and a slide presentation, will be available, live at 11:15 AM and archived by 1:00 PM, through the "Investors" section home page of the Web site, homeproperties.com.

Home Properties Reports First Quarter 2010 Results
For Immediate Release:  May 6, 2010

Second Quarter 2010 Conference/Event Schedule

Home Properties is scheduled to participate in REITWeek 2010: NAREIT’s Investor Forum® from June 9-11, 2010 in Chicago.  Management will present information and answer questions about its operations on Thursday, June 10, from 11:15-11:50 AM CT.  The audio presentation and related materials will be available in the “Investors” section of Home Properties' Web site.

Second Quarter 2010 Earnings Release and Conference Call

The second quarter financial results are scheduled to be released after the stock market closes on Thursday, August 5, 2010.  A conference call, which will be simultaneously webcast, is scheduled for Friday, August 6, 2010 at 11:00 AM ET and is accessible following the above instructions.  The passcode for that replay will be 21442492.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast, Mid-Atlantic and Southeast Florida markets.  Currently, Home Properties operates 110 communities containing 37,475 apartment units.  Of these, 36,325 units in 108 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 282 units are managed for other owners.  For more information, visit Home Properties’ Web site at homeproperties.com.

Tables to follow.

Home Properties Reports First Quarter 2010 Results
For Immediate Release:  May 6, 2010

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
First Quarter Results:	Occupancy(a)		1Q 2010	1Q 2010 vs. 1Q 2009 % Growth
			Average
			Monthly	Base
			Rent Per	Rental	Total	Total
	1Q 2010	1Q 2009	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	94.8%	94.3%	$1,126	(1.5%)	(0.5%)	1.0%	(1.7%)
Acquisition Properties(c)	11.3%	NA	$1,846	NA	NA	NA	NA
TOTAL PORTFOLIO	94.7%	NA	$1,126	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties consist of 105 properties with 35,798 apartment units owned throughout 2009 and 2010.

(c)	Acquisition Properties consist of 1 property with 114 apartment units developed subsequent to January 1, 2009.

Home Properties Reports First Quarter 2010 Results
For Immediate Release:  May 6, 2010

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended
	March 31
	2010	2009
Rental income	$114,315	$115,375
Property other income	12,621	12,193
Interest income	4	8
Other income	54	278
Total revenues	126,994	127,854
Operating and maintenance	57,057	56,431
General and administrative	5,558	5,888
Interest	30,434	30,553
Depreciation and amortization	30,395	29,654
Total expenses	123,444	122,526
Income from continuing operations	3,550	5,328
Discontinued operations
Loss from discontinued operations	(28)	(3,777)
Gain (loss) on disposition of property	(11)	13,508
Discontinued operations	(39)	9,731
Net income	3,511	15,059
Net income attributable to noncontrolling interest	(874)	(4,157)
Net income attributable to common shareholders	$2,637	$10,902
Reconciliation from net income attributable to common shareholders to Funds From Operations:
Net income attributable to common shareholders	$2,637	$10,902
Real property depreciation and amortization	29,723	29,420
Noncontrolling interest	874	4,157
Loss (gain) on disposition of property	11	(13,508)
Loss from early extinguishment of debt in connection with sale of real estate	-	4,927
FFO - basic and diluted (1)	$33,245	$35,898

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, noncontrolling interest and extraordinary items plus depreciation from real property.  In 2009, the Company added back debt extinguishment costs which were incurred as a result of repaying property-specific debt triggered upon sale as a gain or loss on sale of the property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports First Quarter 2010 Results
For Immediate Release:  May 6, 2010

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended
	March 31
	2010	2009
FFO – basic, diluted and Operating FFO (2)	$33,245	$35,898
FFO – basic, diluted and Operating FFO	$33,245	$35,898
Recurring non-revenue generating capital expenses	(7,164)	(7,327)
Addback of non-cash interest expense	508	480
AFFO (3) and Operating AFFO (2) (3)	$26,589	$29,051
Weighted average shares/units outstanding:
Shares – basic	34,970.4	32,668.7
Shares – diluted	35,406.8	32,699.8
Shares/units – basic (4)	46,595.9	45,180.0
Shares/units – diluted (4)	47,032.3	45,211.1
Per share/unit:
Net income – basic	$0.08	$0.33
Net income – diluted	$0.07	$0.33
FFO – basic, diluted and Operating FFO (2)	$0.71	$0.79
AFFO (3) and Operating AFFO (2) (3)	$0.57	$0.64
Common Dividend paid	$0.58	$0.67

(2)	Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of real estate impairment charges.

(3)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $800 per apartment unit in 2010 and 2009.  Non-cash interest expense and non-cash adjustments to gain on early extinguishment of debt have been added back for 2010 and 2009.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports First Quarter 2010 Results
For Immediate Release:  May 6, 2010

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	March 31, 2010	December 31, 2009
Land	$508,087	$508,087
Construction in progress	198,329	184,617
Buildings, improvements and equipment	3,238,007	3,223,275
	3,944,423	3,915,979
Accumulated depreciation	(763,337)	(733,142)
Real estate, net	3,181,086	3,182,837

Cash and cash equivalents	9,119	8,809
Cash in escrows	28,268	27,278
Accounts receivable, net	14,423	14,137
Prepaid expenses	15,657	16,783
Deferred charges, net	12,807	13,931
Other assets	5,155	4,259
Total assets	$3,266,515	$3,268,034
Mortgage notes payable	$2,114,132	$2,112,645
Exchangeable senior notes, net	136,644	136,136
Line of credit	11,000	53,500
Accounts payable	19,379	19,695
Accrued interest payable	12,221	10,661
Accrued expenses and other liabilities	28,199	27,989
Security deposits	19,161	19,334
Total liabilities	2,340,736	2,379,960

Common stockholders’ equity	699,379	661,112
Noncontrolling interest	226,400	226,962
Total equity	925,779	888,074
Total liabilities and equity	$3,266,515	$3,268,034

Total shares/units outstanding:
Common stock	36,150.6	34,655.4
Operating partnership units	11,548.1	11,734.6
	47,698.7	46,390.0

# # #

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

FIRST QUARTER 2010

						1Q '10 versus 1Q '09
						% Growth
	# of	Date	1Q '10	1Q '10	1Q '09	Rental	Total	Total	Total	1Q '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
Baltimore Region
Bonnie Ridge	960	7/1/1999	$1,052	92.6%	91.8%	(3.6%)	(3.2%)	1.7%	(6.7%)
Canterbury Apartments	618	7/16/1999	$945	94.4%	93.7%	0.9%	3.1%	6.0%	1.2%
Country Village	344	4/30/1998	$913	96.1%	94.4%	1.5%	5.3%	7.4%	3.6%
Dunfield Townhomes	312	11/1/2007	$1,105	91.4%	95.9%	3.1%	(5.9%)	18.9%	(19.4%)
Falcon Crest	396	7/16/1999	$984	92.0%	93.8%	0.9%	(3.3%)	21.0%	(16.3%)
Fox Hall Apartments	720	3/29/2007	$807	93.6%	90.7%	(3.6%)	(2.2%)	5.9%	(9.5%)
Gateway Village	132	7/16/1999	$1,281	97.0%	96.4%	1.1%	3.0%	11.1%	(1.2%)
Heritage Woods	164	10/4/2006	$1,038	96.7%	94.9%	1.6%	3.8%	13.0%	(1.4%)
Mill Towne Village Apts	384	5/31/2001	$868	94.2%	92.2%	0.1%	3.4%	11.7%	(2.9%)
Morningside Heights	1,050	4/30/1998	$859	93.2%	91.5%	(1.8%)	(0.4%)	13.8%	(8.8%)
Owings Run	504	7/16/1999	$1,183	95.9%	95.1%	(0.1%)	1.0%	15.6%	(5.7%)
Ridgeview at Wakefield Valley	204	1/13/2005	$1,139	95.9%	93.7%	(2.6%)	1.5%	10.1%	(4.0%)
Saddle Brooke Apartments	468	10/29/2008	$989	94.3%	88.7%	(6.6%)	5.2%	(8.8%)	19.6%
Selford Townhomes	102	7/16/1999	$1,283	94.4%	89.8%	(1.6%)	4.5%	14.4%	(0.5%)
The Coves at Chesapeake	469	11/20/2006	$1,182	91.8%	91.6%	(0.8%)	1.0%	3.8%	(0.8%)
Timbercroft Townhomes	284	7/16/1999	$896	99.7%	99.1%	3.8%	4.4%	15.8%	(1.8%)
Top Field	156	10/4/2006	$1,177	96.4%	96.4%	(0.6%)	(2.7%)	11.1%	(9.1%)
Village Square Townhomes	370	7/16/1999	$1,114	92.7%	94.6%	(2.6%)	(4.4%)	15.5%	(14.1%)
Woodholme Manor	177	3/31/2001	$866	92.1%	94.7%	2.0%	0.2%	5.4%	(3.7%)
Total Baltimore Region	7,814		$995	93.9%	93.0%	(1.2%)	0.1%	8.3%	(5.2%)	19.7%

Boston Region
Gardencrest	696	6/28/2002	$1,509	93.4%	95.1%	0.4%	(1.6%)	(15.3%)	8.6%
Highland House	172	5/31/2006	$1,124	97.8%	97.2%	(1.9%)	(2.9%)	3.5%	(8.5%)
Liberty Place	107	6/6/2006	$1,393	98.7%	98.0%	(1.2%)	3.8%	(4.7%)	9.8%
Stone Ends	280	2/12/2003	$1,212	94.3%	96.4%	(1.3%)	(4.0%)	(6.9%)	(2.1%)
The Heights at Marlborough	348	9/7/2006	$1,152	94.0%	94.1%	(1.9%)	(1.0%)	(14.4%)	14.2%
The Meadows at Marlborough	264	9/7/2006	$1,104	96.5%	95.5%	(3.9%)	(1.2%)	(9.5%)	8.9%
The Townhomes of Beverly	204	2/15/2007	$1,401	97.5%	93.2%	(3.6%)	3.2%	(20.7%)	28.9%
The Village at Marshfield	276	3/17/2004	$1,107	96.2%	93.4%	(4.0%)	(3.1%)	(8.2%)	0.4%
Westwoods	35	4/30/2007	$1,149	96.6%	97.6%	(9.2%)	(3.4%)	(11.1%)	3.1%
Total Boston Region	2,382		$1,283	95.1%	95.1%	(1.7%)	(1.3%)	(11.8%)	7.6%	7.6%

Chicago Region
Blackhawk	371	10/20/2000	$838	96.9%	95.1%	(5.9%)	(0.2%)	(6.4%)	8.3%
Courtyards Village	224	8/29/2001	$803	96.2%	94.9%	(4.1%)	(4.7%)	(7.3%)	(2.2%)
Cypress Place	192	12/27/2000	$907	97.0%	95.5%	(4.4%)	(6.8%)	3.8%	(18.5%)
The Colony	783	9/1/1999	$860	95.2%	94.2%	(4.1%)	(4.3%)	(1.8%)	(6.6%)
The New Colonies	672	6/23/1998	$718	95.7%	95.4%	(1.3%)	(1.8%)	(0.3%)	(3.2%)
Total Chicago Region	2,242		$812	95.9%	94.8%	(3.7%)	(3.2%)	(2.3%)	(4.1%)	4.0%

Florida Region
The Hamptons	668	7/7/2004	$986	93.2%	95.8%	(3.1%)	(2.9%)	3.1%	(9.2%)
Vinings at Hampton Village	168	7/7/2004	$1,107	94.2%	96.5%	(1.5%)	(4.4%)	5.2%	(13.7%)
Total Florida Region	836		$1,010	93.4%	95.9%	(2.7%)	(3.2%)	3.6%	(10.2%)	1.6%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,219	93.7%	94.1%	0.8%	5.1%	11.1%	(0.4%)
Cambridge Village	82	3/1/2002	$1,673	98.8%	99.0%	0.9%	(2.0%)	(3.8%)	(0.4%)
Devonshire Hills	297	7/16/2001	$1,682	97.1%	97.4%	1.3%	0.3%	(4.4%)	3.1%
Hawthorne Court	434	4/4/2002	$1,375	96.0%	95.9%	0.5%	1.0%	(8.4%)	11.9%
Heritage Square	80	4/4/2002	$1,698	97.5%	95.4%	1.5%	4.9%	4.4%	5.4%
Holiday Square	144	5/31/2002	$1,183	93.2%	97.1%	0.2%	(4.7%)	3.1%	(11.0%)
Lake Grove Apartments	368	2/3/1997	$1,365	95.4%	95.1%	(2.1%)	(4.0%)	(6.6%)	(2.0%)
Mid- Island Estates	232	7/1/1997	$1,335	95.9%	98.5%	1.9%	(1.4%)	0.4%	(3.1%)
Sayville Commons	342	7/15/2005	$1,549	93.1%	95.9%	1.5%	(2.1%)	8.8%	(9.4%)
South Bay Manor	61	9/11/2000	$1,614	97.9%	95.9%	(0.2%)	0.6%	(2.9%)	4.3%
Southern Meadows	452	6/29/2001	$1,356	96.2%	94.6%	(0.8%)	1.3%	(3.5%)	6.0%
Stratford Greens	359	3/1/2002	$1,418	97.3%	95.4%	(0.9%)	(0.3%)	(1.1%)	0.3%
Westwood Village Apts	242	3/1/2002	$2,246	94.8%	94.5%	(5.4%)	(8.8%)	(7.9%)	(9.4%)
Woodmont Village Apts	97	3/1/2002	$1,283	95.7%	96.3%	2.8%	0.6%	(11.7%)	9.7%
Yorkshire Village Apts	40	3/1/2002	$1,744	97.2%	95.9%	(0.8%)	4.8%	7.8%	1.6%
Total Long Island Region	3,390		$1,485	95.7%	95.8%	(0.4%)	(1.2%)	(2.5%)	(0.2%)	12.5%

Maine Region
Liberty Commons	120	8/30/2006	$1,180	98.3%	97.2%	(1.8%)	(1.7%)	5.5%	(5.0%)
Redbank Village	500	7/7/1998	$858	96.6%	93.8%	(0.7%)	1.4%	1.9%	1.0%
Total Maine Region	620		$920	97.0%	94.7%	(1.0%)	0.6%	2.6%	(0.8%)	1.4%

New Jersey Region
Barrington Gardens	148	3/1/2005	$1,112	95.9%	94.5%	0.8%	2.8%	17.3%	(8.7%)
Chatham Hill Apartments	308	1/30/2004	$1,685	86.7%	95.2%	(1.3%)	(9.0%)	(14.1%)	(5.8%)
East Hill Gardens	33	7/7/1998	$1,524	96.8%	94.7%	2.5%	4.8%	(32.9%)	46.8%
Hackensack Gardens	198	3/1/2005	$1,059	95.1%	91.3%	0.9%	9.2%	(20.0%)	74.7%
Jacob Ford Village	270	2/15/2007	$1,160	93.6%	97.6%	3.1%	(0.5%)	(0.4%)	(0.6%)
Lakeview	106	7/7/1998	$1,354	96.5%	92.1%	0.3%	3.9%	(4.1%)	14.4%
Northwood Apartments	134	1/30/2004	$1,297	97.7%	94.8%	(1.8%)	3.6%	(5.8%)	14.7%
Oak Manor	77	7/7/1998	$1,756	95.1%	95.1%	(0.9%)	(3.4%)	(5.2%)	(1.8%)
Pleasant View	1,142	7/7/1998	$1,107	94.9%	92.5%	(3.8%)	(0.6%)	(8.4%)	7.9%
Pleasure Bay	270	7/7/1998	$1,002	94.4%	91.6%	(5.0%)	(1.8%)	(0.7%)	(2.9%)
Royal Gardens Apartments	550	5/28/1997	$1,208	95.6%	94.7%	(1.9%)	(1.0%)	(8.3%)	7.3%
Wayne Village	275	7/7/1998	$1,373	97.5%	96.0%	(1.3%)	(1.4%)	(4.0%)	0.8%
Windsor Realty	67	7/7/1998	$1,163	94.2%	97.3%	(2.0%)	(5.3%)	(9.7%)	(0.7%)
Total New Jersey Region	3,578		$1,220	94.4%	94.0%	(1.8%)	(1.1%)	(7.3%)	5.3%	10.0%

Philadelphia Region
Castle Club	158	3/15/2000	$953	92.4%	96.2%	0.4%	(1.0%)	(1.8%)	(0.2%)
Chesterfield	247	9/23/1997	$885	94.6%	96.7%	(4.1%)	(4.3%)	3.9%	(12.2%)
Curren Terrace	318	9/23/1997	$852	93.5%	93.9%	(4.4%)	(3.6%)	(0.1%)	(7.8%)
Glen Brook	174	7/28/1999	$803	95.4%	93.1%	(3.8%)	1.5%	10.7%	(11.5%)
Glen Manor	174	9/23/1997	$780	95.5%	94.9%	(3.3%)	(0.7%)	7.2%	(9.6%)
Golf Club	399	3/15/2000	$1,040	94.6%	93.0%	(4.0%)	1.1%	(0.7%)	2.5%
Hill Brook Place	274	7/28/1999	$851	95.0%	95.5%	(2.2%)	(0.5%)	3.5%	(5.0%)
Home Properties of Bryn Mawr	316	3/15/2000	$1,135	90.0%	92.7%	4.0%	(1.1%)	9.0%	(9.3%)
Home Properties of Devon	631	3/15/2000	$1,070	93.2%	91.1%	(3.3%)	1.4%	(0.5%)	3.1%
New Orleans Park	442	7/28/1999	$843	94.7%	92.7%	(3.2%)	(0.5%)	2.3%	(4.0%)
Racquet Club	466	7/7/1998	$1,023	96.7%	95.0%	(1.1%)	2.3%	1.3%	3.1%
Racquet Club South	103	5/27/1999	$862	94.3%	91.9%	(5.4%)	0.0%	8.2%	(9.9%)
Ridley Brook	244	7/28/1999	$909	94.0%	94.6%	(1.4%)	(0.7%)	5.5%	(7.3%)
Sherry Lake	298	7/23/1998	$1,134	94.2%	94.3%	(4.4%)	(0.2%)	4.5%	(3.2%)
The Brooke at Peachtree Village	146	8/15/2005	$1,108	96.9%	98.7%	0.2%	(1.1%)	(1.7%)	(0.8%)
The Landings	384	11/25/1996	$952	94.7%	96.6%	(4.0%)	(8.3%)	(5.5%)	(10.3%)
Trexler Park	250	3/15/2000	$1,035	89.3%	92.1%	(1.9%)	2.8%	(9.5%)	16.2%
Trexler Park West	216	8/15/2008	$1,226	93.2%	92.6%	(1.2%)	(0.3%)	(5.8%)	3.2%
William Henry	363	3/15/2000	$1,045	94.8%	94.2%	(8.2%)	(4.1%)	19.4%	(22.4%)
Total Philadelphia Region	5,603		$986	94.0%	93.9%	(2.9%)	(0.9%)	2.5%	(4.0%)	13.5%

Washington, D.C. Region
1200 East West	114	Under Construction	$1,846	11.3%	n/a	n/a	n/a	n/a	n/a
Braddock Lee	255	3/16/1998	$1,263	97.0%	98.7%	(0.6%)	(1.0%)	7.7%	(6.6%)
Cider Mill	864	9/27/2002	$1,093	95.1%	94.1%	(1.5%)	3.7%	9.9%	(1.7%)
Cinnamon Run	511	12/28/2005	$1,201	95.3%	96.4%	1.1%	(0.7%)	15.6%	(8.1%)
East Meadow	150	8/1/2000	$1,263	97.7%	99.5%	(2.2%)	1.5%	15.1%	(6.3%)
Elmwood Terrace	504	6/30/2000	$901	92.8%	90.9%	(2.0%)	1.1%	(0.1%)	2.3%
Falkland Chase	450	9/10/2003	$1,331	95.7%	90.9%	(2.5%)	3.6%	4.9%	3.0%
Mount Vernon Square	1,387	12/27/2006	$1,190	94.8%	93.1%	(0.5%)	1.9%	4.1%	0.6%
Orleans Village	851	11/16/2000	$1,312	95.4%	96.4%	(0.7%)	(1.3%)	2.7%	(3.8%)
Park Shirlington	294	3/16/1998	$1,280	96.1%	96.1%	(0.9%)	0.5%	5.4%	(3.0%)
Peppertree Farm	879	12/28/2005	$1,176	92.4%	93.2%	0.4%	(2.1%)	(0.7%)	(3.1%)
Seminary Hill	296	7/1/1999	$1,248	97.8%	97.3%	(0.4%)	1.6%	(2.9%)	5.7%
Seminary Towers	541	7/1/1999	$1,278	96.0%	94.0%	(1.5%)	(1.7%)	(4.9%)	1.1%
Tamarron Apartments	132	7/16/1999	$1,433	97.7%	96.4%	(2.2%)	0.5%	17.6%	(7.0%)
The Apts at Wellington Trace	240	3/2/2004	$1,269	96.3%	96.1%	(0.0%)	(0.9%)	11.5%	(6.7%)
The Manor - MD	435	8/31/2001	$1,228	97.5%	91.6%	1.5%	11.4%	6.7%	15.0%
The Manor - VA	198	2/19/1999	$993	95.5%	96.1%	(4.6%)	(3.0%)	9.2%	(13.2%)
The Sycamores	185	12/16/2002	$1,308	97.0%	96.5%	(3.6%)	(3.6%)	13.7%	(12.7%)
Virginia Village	344	5/31/2001	$1,242	99.1%	97.4%	(1.4%)	3.6%	3.0%	4.0%
West Springfield	244	11/18/2002	$1,378	98.3%	95.3%	(4.0%)	(0.6%)	10.1%	(6.3%)
Westchester West	345	12/30/2008	$1,252	91.5%	92.2%	(1.9%)	(4.9%)	31.2%	(21.8%)
Woodleaf Apartments	228	3/19/2004	$1,184	94.7%	93.3%	1.8%	2.7%	5.6%	1.0%
Total Washington, D.C. Region	9,447		$1,210	95.4%	94.4%	(0.9%)	0.8%	5.4%	(2.3%)	29.7%

TOTAL OWNED PORTFOLIO	35,912		$1,126	94.7%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,798		$1,126	94.8%	94.3%	(1.5%)	(0.5%)	1.0%	(1.7%)

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison By Region - Core Properties

Sequential Comparison
First Quarter 2010 vs. Fourth Quarter 2009

Region	% Units	1Q '10	4Q '09	Variance

Washington, D.C.	26.1%	95.4%	95.2%	0.2%
Baltimore	21.8%	93.9%	94.4%	(0.5%)
New Jersey, Long Island	19.5%	95.0%	95.5%	(0.5%)
Philadelphia	15.7%	94.0%	94.1%	(0.1%)
Boston	6.7%	95.1%	95.4%	(0.3%)
Chicago	6.3%	95.9%	96.2%	(0.3%)
Florida	2.3%	93.4%	93.8%	(0.4%)
Maine	1.6%	97.0%	97.6%	(0.6%)

Total Core	100.0%	94.8%	95.0%	(0.2%)

Year over Year Comparison
First Quarter 2010 vs. First Quarter 2009

Region	% Units	1Q '10	1Q '09	Variance

Washington, D.C.	26.1%	95.4%	94.4%	1.0%
Baltimore	21.8%	93.9%	93.0%	0.9%
New Jersey, Long Island	19.5%	95.0%	94.9%	0.1%
Philadelphia	15.7%	94.0%	93.9%	0.1%
Boston	6.7%	95.1%	95.1%	0.0%
Chicago	6.3%	95.9%	94.8%	1.1%
Florida	2.3%	93.4%	95.9%	(2.5%)
Maine	1.6%	97.0%	94.7%	2.3%

Total Core	100.0%	94.8%	94.3%	0.5%

March vs. Quarter Comparison

Region	% Units	Mar '10	1Q '10	Variance

Washington, D.C.	26.1%	95.8%	95.4%	0.4%
Baltimore	21.8%	94.2%	93.9%	0.3%
New Jersey, Long Island	19.5%	95.3%	95.0%	0.3%
Philadelphia	15.7%	94.5%	94.0%	0.5%
Boston	6.7%	95.4%	95.1%	0.3%
Chicago	6.3%	96.1%	95.9%	0.2%
Florida	2.3%	94.7%	93.4%	1.3%
Maine	1.6%	96.1%	97.0%	(0.9%)

Total Core	100.0%	95.2%	94.8%	0.4%

Net Operating Results - Core Properties

Sequential Results
First Quarter 2010 vs. Fourth Quarter 2009
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	26.1%	(0.0%)	1.5%	7.5%	(2.5%)
Baltimore	21.8%	(0.9%)	1.1%	11.4%	(5.4%)
New Jersey, Long Island	19.5%	(0.8%)	0.6%	6.8%	(4.1%)
Philadelphia	15.7%	(0.8%)	3.2%	9.4%	(2.0%)
Boston	6.7%	(0.5%)	(0.5%)	3.7%	(3.2%)
Chicago	6.3%	(1.4%)	0.6%	21.1%	(14.3%)
Florida	2.3%	(0.2%)	(1.4%)	3.7%	(7.0%)
Maine	1.6%	(1.1%)	(1.4%)	5.4%	(5.4%)

Total Core	100.0%	(0.6%)	1.2%	8.6%	(4.1%)

Year Over Year Results
First Quarter 2010 vs. First Quarter 2009
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	26.1%	0.7%	0.8%	5.4%	(2.3%)
Baltimore	21.8%	(0.6%)	0.1%	8.3%	(5.2%)
New Jersey, Long Island	19.5%	(1.2%)	(1.2%)	(4.8%)	2.2%
Philadelphia	15.7%	(2.7%)	(0.9%)	2.5%	(4.0%)
Boston	6.7%	(1.8%)	(1.3%)	(11.8%)	7.6%
Chicago	6.3%	(2.7%)	(3.2%)	(2.3%)	(4.1%)
Florida	2.3%	(4.3%)	(3.2%)	3.6%	(10.2%)
Maine	1.6%	0.3%	0.5%	2.6%	(0.8%)

Total Core	100.0%	(0.9%)	(0.5%)	1.0%	(1.7%)

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage change in New Lease and Renewal Lease Rents compared to
Expiring Lease Rents

	2009		2010		2010
	4Q	1Q	April
Region	New	Renewal	New	Renewal	New	Renewal
Washington, D.C.	(6.0%)	2.0%	(4.1%)	1.9%	(2.5%)	1.9%

Baltimore	(6.0%)	1.8%	(3.4%)	2.2%	0.1%	3.0%

New Jersey, Long Island	(5.0%)	1.8%	(4.1%)	1.6%	(3.3%)	2.2%

Philadelphia	(9.0%)	1.0%	(5.0%)	0.6%	0.1%	1.1%

Boston	(7.4%)	0.7%	(5.4%)	1.2%	(1.1%)	1.4%

Chicago	(8.0%)	0.2%	(4.7%)	0.8%	(4.8%)	1.1%

Florida	(5.4%)	0.7%	(4.6%)	0.5%	(3.2%)	0.3%

Maine	(7.4%)	1.5%	(0.7%)	1.0%	0.3%	1.8%

Total Core	(6.0%)	1.6%	(4.2%)	1.6%	(1.9%)	2.0%

Spread		7.6%		5.8%		3.9%

	2010	2010	2010	2010
	Jan		Feb		Mar		April
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Washington, D.C.	(5.0%)	2.2%	(4.9%)	1.9%	(2.1%)	1.6%	(2.5%)	1.9%

Baltimore	(3.5%)	1.9%	(4.2%)	1.9%	(2.6%)	2.9%	0.1%	3.0%

New Jersey, Long Island	(4.2%)	1.6%	(4.9%)	1.6%	(3.2%)	1.5%	(3.3%)	2.2%

Philadelphia	(6.6%)	0.4%	(5.3%)	0.5%	(2.8%)	0.7%	0.1%	1.1%

Boston	(5.8%)	1.0%	(6.3%)	1.3%	(3.9%)	1.3%	(1.1%)	1.4%

Chicago	(8.4%)	1.0%	(5.0%)	0.9%	(2.0%)	0.7%	(4.8%)	1.1%

Florida	(7.0%)	0.2%	(4.6%)	0.7%	(2.7%)	0.7%	(3.2%)	0.3%

Maine	1.5%	1.3%	0.3%	0.7%	(3.3%)	1.3%	0.3%	1.8%

Total Core	(5.0%)	1.6%	(4.8%)	1.5%	(2.7%)	1.6%	(1.9%)	2.0%

Spread		6.6%		6.3%		4.3%		3.9%

Resident Statistics

Top Six Reasons for Moveouts - Owned Communities
	1Q '10	4Q '09	3Q '09	2Q '09	1Q '09	Year '09	Year '08	Year '07

Eviction/skip	17.0%	14.8%	12.5%	12.2%	16.6%	14.6%	14.6%	14.6%

Employment related	14.8%	14.7%	14.0%	16.4%	17.7%	15.2%	15.2%	16.1%

Transfer w/in HME	14.6%	13.6%	11.8%	12.4%	13.8%	10.7%	10.7%	8.3%

Home purchase	11.1%	14.8%	12.4%	12.2%	9.9%	12.0%	12.0%	15.5%

Location convenience/
apartment size	10.0%	10.4%	11.6%	10.0%	8.3%	10.3%	10.3%	13.7%

Rent level	9.9%	9.7%	10.0%	10.0%	10.2%	10.0%	9.5%	8.0%

Traffic - Core			Turnover - Core
		Signed
	Traffic	Leases
	1Q '10	1Q '10
	vs.	vs.
	1Q '09	1Q '09	1Q '10	1Q '09

Region
Baltimore	(7.0%)	(5.0%)	8.3%	8.3%
Boston	(6.0%)	(5.0%)	7.7%	8.7%
Chicago	(7.0%)	(22.0%)	9.1%	10.3%
Florida	2.0%	15.0%	12.4%	10.8%
Long Island	24.0%	0.0%	7.1%	7.0%
Maine	(27.0%)	(45.0%)	10.0%	10.2%
New Jersey	4.0%	(2.0%)	6.4%	8.3%
Philadelphia	10.0%	(22.0%)	7.1%	8.2%
Washington, D.C.	(3.0%)	(10.0%)	7.2%	7.9%

Total Core	0.0%	(10.0%)	7.7%	8.3%

Bad Debt as % of Rent and Utility Recovery - Core

	1Q '10	1Q '09
	1.25%	1.29%

Net Operating Income Detail - Core Properties
($ in thousands, except per unit data)

			Qtr	%
	1Q '10	1Q '09	Variance	Variance

Rent	$113,185	$114,225	$(1,040)	(0.9%)
Utility recovery	7,684	7,249	435	6.0%
Rent including recoveries	120,869	121,474	(605)	(0.5%)
Other income	4,914	4,914	-	0.0%

Total income	125,783	126,388	(605)	(0.5%)
Operating & maintenance	(55,931)	(55,350)	581	1.0%

Net Core NOI	$69,852	$71,038	$(1,186)	(1.7%)

Physical Occupancy %	94.8%	94.3%	0.5%

Weighted Avg Rent per Unit	$1,126	$1,143	$(17)	(1.5%)

Seasonality Factor for NAV Calculation

To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 24.1%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)
			Qtr	%
	1Q '10	1Q '09	Variance	Variance

Electricity	$2,209	$2,414	$(205)	(8.5%)

Gas	7,846	8,974	(1,128)	(12.6%)

Water & sewer	3,793	3,462	331	9.6%

Repairs & maintenance	5,775	5,938	(163)	(2.7%)

Personnel expense	11,998	11,924	74	0.6%

Advertising	999	1,058	(59)	(5.6%)

Legal & professional	382	375	7	1.9%

Office & telephone	1,417	1,534	(117)	(7.6%)

Property insurance	2,959	2,432	527	21.7%

Real estate taxes	12,135	11,962	173	1.4%

Snow	1,893	703	1,190	169.3%

Trash	865	856	9	1.1%

Property management G & A	3,660	3,718	(58)	(1.6%)

Total Core	$55,931	$55,350	$581	1.0%

Discontinued Operations
($ in thousands)

The operating results of discontinued operations are summarized as follows for the three months ended March 31, 2010 and 2009:

	1Q '10	1Q '09
Revenues:
Rental income	$-	$2,098
Property other income	9	273
Total revenues	9	2,371
Expenses:
Operating and maintenance	37	1,258
Interest expense (1)	-	4,497
Depreciation and amortization	-	393
Total expenses	37	6,148
Loss from discontinued operations	$(28)	$(3,777)

(1)	Includes prepayment penalties of $4,927 in 2009.

Summary Of Recent Acquisitions
($ in millions, except per unit data)

							Wgtd. Avg.
			Purchase	# of	CAP	Purchase	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2010 Acquisitions
Acquired after the close of the 1st quarter
Middlebrooke Apartments	Baltimore	MD	4/1/2010	208	6.3%	$17.4	$83,413
Westbrooke Apartments	Baltimore	MD	4/1/2010	110	6.3%	6.3	57,727
			Total 2010	318	6.3%	$23.7	$74,528

							Wgtd. Avg.
			Purchase	# of	CAP	Purchase	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2009 Acquisitions
			Total 2009	-		$-

		Total 2010 and 2009 Acquisitions		318	6.3%	$23.7	$74,528

(1)	CAP rate based on projected NOI at the time of acquisition after an allowance for a 3% management fee but before capital expenditures.

Summary Of Recent Sales
($ in millions, except per unit data)

							Wtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2010 Sales
			Total 2010	-		$-

							Wtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2009 Sales
Regency Club	New Jersey	NJ	1/30/2009	372	7.3%	$39.9	$107,277
Lakeshore Villas	Hudson Valley	NY	1/30/2009	152	8.4%	11.5	75,631
Sunset Gardens	Hudson Valley	NY	1/30/2009	217	8.0%	16.4	75,631
Home Properties of Newark	Philadelphia	PA	10/1/2009	432	8.4%	30.0	69,444
Beechwood Gardens	Philadelphia	PA	12/16/2009	160	7.6%	10.5	65,625
			Total 2009	1,333	7.8%	$108.3	$81,256

			Total 2010 and 2009 Sales	1,333	7.8%	$108.3	$81,256

(1)	CAP rate based on projected NOI at the time of sale after an allowance for a 3% management fee but before capital expenditures.

Breakdown Of Owned Units By Market

		Net			Net
		Acquired/			Acquired/
		Developed	As of	12/31/2009	Developed	As of	Current
Market	State	in 2009	12/31/2009	% of Units	in 2010	3/31/2010	% of Units
Suburban Washington, D.C.	DC/MD/VA	-	9,333	26.07%	114	9,447	26.31%
Baltimore	MD	-	7,814	21.83%	-	7,814	21.76%
Suburban New York City	NY/NJ	(741)	6,967	19.46%	1	6,968	19.40%
Philadelphia	PA	(592)	5,603	15.65%	-	5,603	15.60%
Boston	MA	-	2,382	6.65%	-	2,382	6.63%
Chicago	IL	-	2,242	6.26%	-	2,242	6.24%
Florida	FL	-	836	2.34%	-	836	2.33%
Portland	ME	-	620	1.73%	-	620	1.73%

Total		(1,333)	35,797	100.0%	115	35,912	100.0%

Debt Summary Schedule
			INTEREST	03/31/10	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Multi-Property		M&T Realty - Freddie Mac	7.575	45,400,000	05/01/10	0.08
East Meadow Apartments - 2nd		M&T Realty - Freddie Mac	5.550	5,912,466	05/01/10	0.08
Selford Townhomes - 2nd		M&T Realty - Freddie Mac	5.550	4,520,318	05/01/10	0.08
Seminary Hill - 2nd		M&T Realty - Freddie Mac	5.550	10,204,514	05/01/10	0.08
South Bay/Woodmont - 2nd		M&T Realty - Freddie Mac	5.550	5,608,760	05/01/10	0.08
Tamarron Apartments - 2nd		M&T Realty - Freddie Mac	5.550	7,557,375	05/01/10	0.08
The Manor (VA) - 2nd		M&T Realty - Freddie Mac	5.550	6,612,948	05/01/10	0.08
Home Properties of Devon		Prudential - Fannie Mae	7.500	28,892,000	10/01/10	0.50
Trexler Park		Prudential - Fannie Mae	7.500	10,140,000	10/01/10	0.50
Multi-Property		Prudential - Fannie Mae	7.250	32,978,000	01/01/11	0.76
Multi-Property		Prudential - Fannie Mae	6.360	8,141,000	01/01/11	0.76
Multi-Property		Prudential - Fannie Mae	6.160	58,881,000	01/01/11	0.76
Orleans Village - 1st		Prudential - Fannie Mae	6.815	43,745,000	01/01/11	0.76
Orleans Village - 2nd		Prudential - Fannie Mae	5.360	22,248,000	01/01/11	0.76
New Orleans/Arbor Crossing		Prudential - Fannie Mae	4.860	18,054,038	03/01/11	0.92
Racquet Club East - 1st		Prudential - Fannie Mae	6.875	20,066,428	04/01/11	1.00
Racquet Club East - 2nd		Prudential - Fannie Mae	5.490	9,859,002	04/01/11	1.00
Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.500	144,240	05/01/11	1.08
The Meadows at Marlborough	(1)	Prudential - Fannie Mae	5.500	19,692,719	08/01/11	1.34
Lake Grove - 1st		Prudential - Fannie Mae	6.540	24,428,545	12/01/11	1.67
Lake Grove - 2nd		Prudential - Fannie Mae	5.510	10,573,385	12/01/11	1.67
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie Mae	5.490	85,309,242	01/01/12	1.76
Multi-Property Notes Pay		Seller Financing	4.000	166,333	02/01/12	1.84
Timbercroft III - 1st		Capmark - HUD	8.000	290,650	02/01/12	1.84
Castle Club Apartments		NorthMarq - Freddie Mac	7.080	6,288,650	05/01/12	2.09
Gateway Village		Prudential - Fannie Mae	6.885	6,476,260	05/01/12	2.09
The New Colonies		Prudential - Fannie Mae	7.110	18,585,953	06/01/12	2.17
Woodholme Manor		Prudential - Fannie Mae	7.165	3,495,615	07/01/12	2.25
Liberty Place	(1)	CW Capital - Fannie Mae	5.710	6,004,102	11/01/12	2.59
Hackensack Gardens - 1st		JPMorgan Chase - Fannie Mae	5.260	4,451,721	03/01/13	2.92
Hackensack Gardens - 2nd		JPMorgan Chase - Fannie Mae	5.440	4,325,792	03/01/13	2.92
Barrington Gardens		Wachovia - Freddie Mac	4.960	11,135,720	04/01/13	3.01
Topfield Apartments		M&T Realty-Fannie Mae	5.300	5,979,965	04/01/13	3.01
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	5.020	27,202,138	05/01/13	3.09
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	6.460	16,786,710	05/01/13	3.09
Multi-Property		Prudential - Fannie Mae	6.475	100,000,000	08/31/13	3.42
Heritage Woods Apts	(1)	Oak Grove Capital-Fannie Mae	5.290	4,819,718	09/01/13	3.42
Saddle Brook Apts. - 1st	(1)	Wells Fargo - Fannie Mae	5.840	27,134,711	11/01/13	3.59
Saddle Brook Apts. - 2nd	(1)	Wells Fargo - Fannie Mae	6.290	3,219,834	11/01/13	3.59
Falkland Chase		Centerline - Fannie Mae	5.480	12,056,378	04/01/14	4.01
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.520	24,268,545	04/01/14	4.01
Hawthorne Court		Centerline - Fannie Mae	5.270	35,073,874	07/01/14	4.25
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.360	13,674,831	10/01/14	4.51
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.090	9,917,802	10/01/14	4.51
Westchester West - 1st	(1)	Deutsche Bank - Freddie	6.150	26,887,833	03/01/15	4.92
Westchester West - 2nd	(1)	Deutsche Bank - Freddie	6.640	7,488,894	03/01/15	4.92
Stratford Greens		Capital One Bank	5.750	31,446,122	07/01/15	5.25
Sayville Commons		M&T Realty - Freddie Mac	5.000	40,369,326	08/01/15	5.34
Cypress Place Apartments		Prudential - Fannie Mae	6.555	10,294,172	11/01/15	5.59
Golf Club Apartments		Prudential - Fannie Mae	6.380	33,205,295	11/01/15	5.59
Northwood Apartments		M&T Realty - Freddie Mac	5.500	10,639,786	12/01/15	5.67
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.250	50,651,899	01/01/16	5.76
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.550	5,247,795	01/01/16	5.76
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.250	77,963,248	01/01/16	5.76
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.550	1,908,285	01/01/16	5.76
The Hamptons/Vinings at Hamptons		Prudential - Fannie Mae	5.565	51,554,071	02/01/16	5.84
Devonshire - 1st		Wachovia - Fannie Mae	5.600	37,718,478	04/01/16	6.01
Devonshire - 2nd		Wachovia - Fannie Mae	6.235	8,414,358	04/01/16	6.01
Mid-Island		Prudential - Fannie Mae	5.480	19,666,770	04/01/16	6.01
Owings Run 1 & 2		Prudential - Fannie Mae	5.590	42,558,975	04/01/16	6.01
Country Village		Centerline - Fannie Mae	5.520	18,928,481	06/01/16	6.18
Fox Hall Apartments		Columbia Nat'l - Freddie Mac	5.610	47,000,000	06/01/17	7.18
Mill Towne Village		Prudential - Fannie Mae	5.990	24,239,000	09/01/17	7.43
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	7.59
Village Square 1, 2 & 3		Prudential - Fannie Mae	5.810	39,285,000	12/01/17	7.68
Chatham Hill		M&T Realty - Freddie Mac	5.590	44,902,921	01/01/18	7.76
Seminary Towers Apartments		Prudential - Fannie Mae	5.485	53,515,000	07/01/18	8.26
Bonnie Ridge - 1st		Prudential Life	6.600	11,963,743	12/15/18	8.72
Bonnie Ridge - 2nd		Prudential Life	6.160	18,037,518	12/15/18	8.72
Bonnie Ridge - 3rd		Prudential Life	6.070	25,145,192	12/15/18	8.72
Westwood Village		M&T Realty - Freddie Mac	5.680	47,261,804	01/01/19	8.76
Ridgeview at Wakefield Valley		M&T Realty - Freddie Mac	5.750	18,496,780	01/01/19	8.76
The Sycamores		M&T Realty - Freddie Mac	5.710	21,567,285	01/01/19	8.76
Timbercroft III - 2nd		M & T Realty - HUD	8.375	2,326,835	06/01/19	9.18
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.375	1,579,745	06/01/19	9.18
The Brooke at Peachtree		Wells Fargo - Fannie Mae	5.470	12,487,258	07/01/19	9.26
Glen Manor		Prudential - Fannie Mae	5.830	7,998,859	08/01/19	9.34
Ridley Brook		Prudential - Fannie Mae	5.830	13,278,802	08/01/19	9.34
Southern Meadows		Red Mortgage - Fannie Mae	5.360	41,246,269	10/01/19	9.51
Elmwood Terrace		M & T Realty - Fannie Mae	5.560	27,046,652	11/01/19	9.59
Lakeview		Greystone - Fannie Mae	5.310	9,193,492	12/01/19	9.68
The Landings		Prudential - Fannie Mae	5.600	26,492,831	01/01/20	9.76
Dunfield Townhomes		Centerline Capital - HUD	5.250	12,209,531	09/01/28	18.44
Highland House	(1)	Arbor Comml - Fannie Mae	6.320	6,050,920	01/01/29	18.77
Westwoods	(1)	Midland Loan Services - HUD	5.940	3,581,166	06/01/34	24.19
Briggs-Wedgewood	(2)	Berkshire Mtg - HUD	6.000	15,929,267	11/01/34	24.61

WTD AVG - FIXED SECURED			5.868	1,873,103,941		5.17

VARIABLE RATE SECURED
William Henry		NorthMarq - Freddie Mac	2.539	21,237,736	12/01/10	0.67
Adjusts Monthly - Freddie 30d Ref + 2.50
Bayview Apartments		M&T Realty - Freddie Mac	2.565	10,828,083	03/01/11	0.92
Adjusts Monthly - Freddie 30d Ref + 2.50
Virginia Village		Wachovia - Freddie Mac	2.029	30,496,671	07/01/15	5.25
Adjusts Monthly - Freddie 30d Ref + 1.99
Hill Brook Apts		M&T Realty - Freddie Mac	3.519	13,047,651	09/01/16	6.43
Adjusts Monthly - 30L + 2.85 + .44
Wayne Village		M&T Realty - Freddie Mac	3.616	26,545,785	09/01/16	6.43
Adjusts Monthly - 30L + 3.00 + .387
Cider Mill Apts		M&T Realty - Freddie Mac	3.399	63,778,007	01/01/17	6.76
Adjusts Monthly - 30L + 2.89 + .31
The Heights at Marlborough		PNC Real Estate	3.599	23,968,663	01/01/17	6.76
Adjusts Monthly - 30L + 3.02 + .35
Sherry Lake		M&T Realty - Freddie Mac	3.145	26,430,000	04/01/17	7.01
Adjusts Monthly - 30L + 2.67 + .226
Falkland Chase		Montgomery Cty HOC-Fannie	1.273	24,695,000	10/01/30	20.52
Adjusts Weekly - BMA Index + 1.10

WTD AVG - VARIABLE SECURED			2.917	241,027,596		7.15

WTD AVG - TOTAL SECURED DEBT			5.531	2,114,131,537		5.40

FIXED RATE UNSECURED
Exchangeable Senior Notes			5.750	136,644,354	11/01/26	16.60

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	4.500	11,000,000	08/31/12	2.42
Adjusts Daily 30 LIBOR (Floor 1.50) + 3.00

TOTAL COMBINED DEBT			5.540	$2,261,775,891		6.06

% OF PORTFOLIO - FIXED				88.9%

WTG AVG - TOTAL SECURED DEBT			5.531			5.40
WTD AVG - TOTAL PORTFOLIO			5.540			6.06

(1)	General ledger balance and rate have been adjusted pursuant to ASC 805-10 (f.k.a. FAS141R) to reflect fair market value of debt.
(2)	Affordable general partner minority interest property consolidated pursuant to ASC 810-10 (f.k.a. FIN46R).

MATURING DEBT SCHEDULE
YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL DEBT
	WTD AVG		WTD AVG			% OF
	RATE	DEBT	RATE	DEBT	DEBT	TOTAL
2010	6.90	$124,848,381	2.54	$21,237,736	$146,086,117	6.91%
2011	6.24	268,811,356	2.57	$10,828,083	279,639,439	13.23%
2012	5.94	126,616,806	-	-	126,616,806	5.99%
2013	6.00	205,056,308	-	-	205,056,308	9.70%
2014	5.35	94,991,431	-	-	94,991,431	4.49%
2015	5.84	160,331,427	2.03	30,496,671	190,828,098	9.03%
2016	5.45	314,612,361	3.58	39,593,436	354,205,796	16.75%
2017	5.78	157,524,000	3.38	114,176,671	271,700,671	12.85%
2018	5.78	153,564,374	-	-	153,564,374	7.26%
2019	5.65	202,483,782	-	-	202,483,782	9.58%
2020 - 2034	5.72	64,263,716	1.27	24,695,000	88,958,716	4.21%
TOTAL	5.868	$1,873,103,941	2.917	$241,027,596	$2,114,131,537	100.00%

Debt Summary Schedule
Unencumbered Properties

Property	# Units	Market	State

Morningside Heights	1,050	Baltimore	MD
The Coves at Chesapeake	469	Baltimore	MD
Gardencrest	696	Boston	MA
Stone Ends Apartments	280	Boston	MA
The Townhomes of Beverly	204	Boston	MA
The Village at Marshfield	276	Boston	MA
Blackhawk Apartments	371	Chicago	IL
Courtyards Village	224	Chicago	IL
The Colony	783	Chicago	IL
Cambridge Village	82	Long Island	NY
Heritage Square	80	Long Island	NY
Holiday Square	144	Long Island	NY
Yorkshire Village	40	Long Island	NY
Liberty Commons	120	Portland	ME
East Hill Gardens	33	Northern NJ	NJ
Jacob Ford Village	270	Northern NJ	NJ
Pleasure Bay	270	Northern NJ	NJ
Windsor Realty	67	Northern NJ	NJ
Glen Brook	177	Philadelphia	PA
Racquet Club South	103	Philadelphia	PA
Trexler Park West	216	Philadelphia	PA
1200 East West Highway	114	Suburban Washington, DC	DC
Braddock Lee	255	Suburban Washington, DC	DC
Woodleaf Apartments	228	Suburban Washington, DC	DC

Total Number of Units:	6,552
Total Number of Properties:	24

Recurring Capital Expenditure Summary

For 2010, the Company estimates that the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment will remain unchanged at $800 per apartment unit.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen/bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, among other items community centers, new windows, and kitchen/bath apartment upgrades.  Revenue generating capital improvements will directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost Per	Cost Per
	Cost Per	Useful	Per Unit	Unit	Unit
Category	Unit	Life(1)	Per Year(2)	Per Year(3)	Per Year
Appliances	$1,436	9	$160	$13	$173
Blinds/shades	135	3	45	7	52
Carpets/cleaning	770	4	193	180	373
Computers, equipment, misc.(4)	120	6	20	18	38
Contract repairs	-	-	-	147	147
Exterior painting (5)	84	3	28	-	28
Flooring	250	9	28	-	28
Furnace/air (HVAC)	824	24	34	105	139
Hot water heater	260	7	37	-	37
Interior painting	-		-	205	205
Kitchen/bath cabinets upgrades	1,200	15	80	-	80
Landscaping site	-	-	-	131	131
New roof	800	24	33	-	33
Parking lot site	540	15	36	-	36
Pool/exercise facility	119	15	8	54	62
Windows major	1,505	20	75	-	75
Miscellaneous (6)	385	17	23	-	23
Total	$8,428		$800	$860	$1,660

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.

(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $860 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's same-store expense detail schedule.

(4)	Includes computers, office equipment/furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as: balconies, siding, and concrete/sidewalks.

In reviewing the breakdown of costs above, one must consider the Company's unique strategy in operating apartments which has been to improve every property every year regardless of age.  Another part of its strategy is to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  This strategy results in higher costs of capital expenditures and maintenance costs which is more than justified by higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $800 per unit is spent on recurring capital expenditures in 2010 and 2009.  During the three months ended March 31, 2010 and 2009, approximately $200 per unit was estimated to be spent on recurring capital expenditures. The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring and non-recurring, revenue generating capital improvements for the three months ended March 31, 2010 as follows:

For the three months ended March 31, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$49	$1	$49	$1
Major building improvements	1,128	32	185	5	1,313	37
Roof replacements	195	5	-	-	195	5
Site improvements	394	11	829	23	1,223	34
Apartment upgrades	1,639	46	3,412	96	5,051	142
Appliances	1,012	28	-	-	1,012	28
Carpeting/flooring	1,978	55	8	-	1,986	55
HVAC/mechanicals	635	18	2,139	60	2,774	78
Miscellaneous	179	5	175	5	354	10
Totals	$7,160	$200	$6,797	$190	$13,957	$390

(a)	Calculated using 35,798 core units for the three months ended March 31, 2010.

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended March 31, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(b)	Cap Ex	Per Unit(b)	Improvements	Per Unit(b)
Core Communities	$7,160	$200	$6,797	$190	$13,957	$390
2009 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	911	-
	$7,160	$200	$6,797	$190	$14,868	$390

(b)	Calculated using 35,798 core units for the three months ended March 31, 2010.

(1)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	3/31/2010	3/31/2009	Change

Net Operating Income	$69,852	$71,038	(1.7)%

Less: Non Recurring Cap Ex @ 6%	(408)	-	-

Adjusted Net Operating Income	$69,444	$71,038	(2.2)%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Communities as of March 31, 2010
($ in thousands)

		# of			Estimated					%
	Property	Units at	Estimated		Costs	Costs	Construction	Initial	Construction	Physical
	Type	Completion	Costs		Per Unit	Incurred	Start	Occupancy	Completion	Occupancy

Under construction:
1200 East West Highway	High Rise	247	$86,600	(1)	$332.4	$78,217	2Q 07	1Q 10	2Q 10	11.3%	(2)
Silver Spring, MD

Courts at Huntington Station	Podium	421	127,200		302.1	87,390	1Q 08	2Q 10	2Q 11	n/a
Alexandria, VA

Total		668	$213,800		$313.3

Pre-construction:
Falkland North	High Rise	tbd	tbd		tbd	2,302	tbd	tbd	tbd	n/a
Silver Spring, MD

Ripley Street (3)	High Rise	300	tbd		tbd	18,985	tbd	tbd	tbd	n/a
Silver Spring, MD

Total						$186,894

(1)	Estimated costs have increased mostly attributed to approximately 10,000 sq ft of retail space that will be retained on space no longer under contract to sell.
(2)	Physical occupancy percentage is calculated using 114 available units at March 31, 2010.
(3)	Preliminary estimates.

The companies guidance for the remaining three quarters is unchanged from the guidance given in February 2010.  Please refer to our Fourth Quarter Supplemental Information for detail on guidance assumptions.

	Actual
2010 Earnings Guidance	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2010 compared to 2009
FFO per share - 2010 guidance	$0.707	$.68 - $.74	$.72 - $.78	$.70 - $.76	$2.81 - $2.99

Midpoint of guidance	$0.707	$0.71	$0.75	$0.73	$2.90

FFO per share - 2009 actual	$0.794	$0.838	$0.814	$0.773	$3.219

Improvement projected	-11.0%	-15.3%	-7.9%	-5.6%	-9.9%

Assumptions for midpoint of guidance:
Same store revenue growth	-0.5%	0.8%	0.1%	0.5%	0.2%

Same store expense growth	1.0%	4.8%	1.2%	3.4%	2.6%

Same store NOI growth	-1.7%	-2.0%	-0.7%	-1.7%	-1.5%

Assumption for occupancy in guidance:
Same store 2010 physical occupancy	94.8%	94.9%	95.1%	94.8%	94.9%

Same store 2009 physical occupancy	94.3%	95.0%	95.1%	95.0%	94.8%

Change in occupancy	0.5%	-0.1%	0.0%	-0.2%	0.1%